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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our reports in this Form 10-K/A, into the Company's previously filed Registration Statements on Form S-8 (file Nos. 333-15467, 333-30223, 333-47437 and 333-72083). It should be noted that we have not audited any financial statements of the Company subsequent to June 30, 1999.

                                            ARTHUR ANDERSEN LLP

Boston, Massachusetts
December 8, 1999